As filed with the Securities and Exchange Commission on July 24, 2013

File Nos. 333-187320 and 333-187320-01

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Lincoln National Corporation
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation or Organization)

35-1140070
(I.R.S. Employer Identification No.)

150 N. Radnor Chester Road
Radnor, PA  19087
(484) 583-1400

(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

The Lincoln National Life Insurance Company
Deferred Compensation Plan for Agents
(Full Title of Plan)

Charles A. Brawley, III
Senior Vice President, Associate General Counsel
Lincoln National Corporation
150 N. Radnor Chester Road
Radnor, PA  19087
(484) 583-1400

(Name, Address, Including Zip Code, and Telephone Number, Including
Area Code, of Agent for Service)
______________________

Approximate date of commencement of proposed sale to the public: Not applicable.  Removal from registration of securities that were not sold pursuant to this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [  ]

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ] __________________

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [X]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer [X]                                                                                                Accelerated filer [  ]

Non-accelerated filer [  ]                                                                                     Smaller reporting company [  ]

DEREGISTRATION OF SECURITIES

Lincoln National Corporation (the “Company”) is filing this Post-Effective Amendment No. 1 to the registration statement on Form S-3ASR, Registration Nos. 333-187320 and 333-187320-01, dated March 15, 2013 (the “Registration Statement”), pertaining to the Deferred Compensation Obligations under The Lincoln National Life Insurance Company Deferred Compensation Plan For Agents (the “Plan”) to be offered and sold to a select group of “Participants,” consisting of highly compensated individuals holding a full-time agent’s contract with The Lincoln National Life Insurance Company and of similarly situated individuals associated with affiliates and subsidiaries of Lincoln National Corporation up to a total aggregate amount of $10,000,000.  The Company is filing this Post-Effective Amendment in accordance with the undertaking in the Registration Statement to terminate the effectiveness of the Registration Statement and to remove from registration the $9,747,548 in Deferred Compensation Obligations that remain unsold at the termination of the offering covered by the registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on the 24th day of July, 2013.

LINCOLN NATIONAL CORPORATION

By:	/s/ Charles A. Brawley, III
Charles A. Brawley, III, Senior Vice President,
Associate General Counsel and Secretary

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.